                                 Exhibit C.13.1

                               TERM LOAN AGREEMENT

                                     between

                            NORCONN PROPERTIES, INC.,
                                  as Borrower,

                                       and

                       FLEET NATIONAL BANK OF CONNECTICUT,
                                    as Lender

                          Dated as of February 1, 1996
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                               TERM LOAN AGREEMENT

      THIS TERM LOAN AGREEMENT (as the same may be amended from time to time, "this Agreement") is made as of the first day of February, 1996, between FLEET NATIONAL BANK OF CONNECTICUT, a national banking association with its principal office at 777 Main Street, Hartford, Connecticut 06103 ("Lender"), and NORCONN PROPERTIES, INC., a Connecticut corporation with its principal office at 599 Research Parkway, Meriden, Connecticut 06450 ("Borrower").

                                WITNESSETH THAT:

      Borrower has requested that Lender provide Borrower with a term loan in the principal amount of Six Million Dollars ($6,000,000.00) (the "Loan") and Lender has agreed to extend such Loan upon the terms and subject to the conditions hereinafter set forth. Capitalized terms used herein are defined in
Article I of this Agreement.

                                    ARTICLE I

                                   DEFINITIONS

      As used herein, the following terms shall have the indicated meanings:

      "BORROWER" shall have the meaning given to such term in the preamble.

      "BORROWER GUARANTEES" shall mean, as applied to Borrower, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the balance sheet of Borrower, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

      "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day when commercial banks are authorized or required to be closed in the State of Connecticut.

      "CODE" means the Internal Revenue Code of 1986, as amended..

      "DEFAULT" shall mean an event, condition or default which with the giving of notice, the passage of time, or both, would be an Event of Default.

      "DEFAULT RATE" shall have the meaning given to such term in Section 7.02 of this Agreement.

      "ENVIRONMENTAL REQUIREMENT(S)" shall mean any present or future law, statute, ordinance, rule, regulation, order, code, license, permit, decree, judgment or directive of or by any Governmental Authority and relating to or addressing the protection of human health or the environment, including, without limitation, all laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.
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      "EVENT OF DEFAULT" shall have the meaning given to such term in Section
7.01 of this Agreement.

      "FINANCIAL STATEMENTS" shall mean the consolidating financial statements of Guarantor, which include financial statements with respect to the Borrower for the year or other period then ended prepared in accordance with GAAP, together with supporting schedules, if any.

      "GAAP" shall mean generally accepted accounting principles in the United States of America, as promulgated or adopted by the Financial Accounting Standards Board and in effect from time to time, consistently applied with past Financial Statements of Borrower.

      "GOVERNMENTAL AUTHORITY" shall mean the United States government, any state or other political subdivision thereof, any agency, court or body of the United States government, any state or other political subdivision thereof, or any quasi-governmental agency or authority exercising executive, legislative, judicial, regulatory or administrative functions.

      "GUARANTOR" shall mean Yankee Energy System, Inc.

      "GUARANTY" shall mean that certain guaranty of even date herewith of Guarantor in favor of Lender, as such guaranty may be supplemented or amended from time to time.

      "HAZARDOUS MATERIAL" shall mean any material or substance (i) which, whether by its nature or use, is now or hereafter defined as a hazardous waste, hazardous substance, hazardous material, pollutant or contaminant under any Environmental Requirement, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. ss.9601(14) and (33), the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.6903(5), and Title 22A of the Connecticut General Laws and all regulations in connection therewith, (ii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous to human health or the environment, (iii) which is or contains petroleum or any fraction thereof, including crude oil, heating oil, gasoline or diesel fuel, or (iv) the presence of which requires investigation or remediation under any Environmental Requirement.

      "INDEBTEDNESS" shall mean, as applied to Borrower, (i) all obligations to Lender or any other Person for borrowed money or other extensions of credit whether secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of Borrower and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations to Lender or any other Person evidenced by bonds, Notess, debentures or other similar instruments, (iii) all obligations to Lender or any other Person secured by any Lien on property owned or acquired by Borrower whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under capital leases that is required to be capitalized on the balance sheet of Borrower, (v) all Borrower Guarantees, and
(vi) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by Borrower.

      "LENDER" shall have the meaning given to such term in the preamble of this Agreement.
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      "LIEN(S)" shall mean any hen, claim, charge, pledge, security interest, mortgage, deed of trust or other encumbrance.

      "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Security Documents and all other documents or instruments executed and delivered by or on behalf of Borrower in connection with the Loan and the transactions contemplated hereby, as the same may hereafter be amended, supplemented, restated or otherwise modified from time to time.

      "LOAN" shall have the meaning given to such term in the preamble to this Agreement.

      "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in (i) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (ii) the Guarantor or (iii) any tenant in the Premises, which would have a direct, negative impact on the Borrower's or the Guarantor's ability to perform its obligations under this Agreement, the Notes, the Guaranty or any of the other Loan Documents to which it is a party, in each case as determined by Lender in its sole discretion.

      "MATURITY DATE" shall mean February 1, 2003.

      "NOTES" shall mean the promissory notes of even date herewith in the original principal amount of $4,000,000 (the "Series A Note") and the promissory note of even date herewith in the original principal amount of $2,000,000 (the "Series B Note"), each made by Borrower in favor of Lender to evidence the Loan, as the same may be amended, supplemented, restated or otherwise modified from time to time.

      "OBLIGATIONS" shall mean the Loan together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding). Obligations shall also include any other indebtedness owing to Lender by Borrower under this Agreement or the Security Documents.

      "PERSON" shall mean any individual, sole proprietorship, partnership, joint, venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

      "PREMISES" shall mean the real estate at 599 Research Parkway in Meriden, Connecticut and 112 Prospect Hill Road in East Windsor, Connecticut from which Borrower conducts its business.

      "SECURITY DOCUMENTS" shall have the meaning given to such term in Section
2.05 of this Agreement.

      "YIELD MAINTENANCE FEE" shall mean the fee charged on prepayment by Borrower calculated as follows. The current rate for United States Treasury securities (Bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the Loan shall be subtracted from 5.54%, which represents the "cost of funds" component of the fixed rate for the Loan. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount or the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining to the Maturity Date.
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Said amount shall be reduced to present value calculated by using the number of days remaining and using the above referenced United States Treasury security rate for the number of days remaining to the Maturity Date. The resulting amount shall be the yield maintenance fee due to the Lender upon prepayment.

                                   ARTICLE II

                                  GENERAL TERMS

      SECTION 2.01 THE LOAN. Subject to all of the terms and conditions contained in this Agreement and provided no Default or Event of Default has occurred, Lender agrees to make the Loan to Borrower on or before February 1, 1996 in the principal amount of Six Million Dollars ($6,000,000.00). The Loan shall be evidenced by the Notes, which Notes are hereby incorporated herein by reference and made a part hereof.

      SECTION 2.02. PAYMENTS OF PRINCIPAL AND INTEREST ON THE LOAN. Unless the Default Rate shall apply, the outstanding principal balance of the Loan shall bear interest at a fixed rate equal to six and 24/100 percent (6.24%) per annum. Interest will be computed in arrears and based on a three hundred sixty (360) day year counting the actual number of days elapsed. Interest shall be payable monthly commencing on March 1, 1996 and continuing on the first Business Day of each month thereafter until the Notes shall have been paid in full. Commencing February 1, 1997 and continuing on February 1st of each year thereafter until the Maturity Date, Borrower will remit to Lender an installment of principal, each in an amount equal to Two Hundred Fifty Thousand Dollars ($250,000.00), of which $150,000 shall be applied to reduce the principal of the Series A Note and $100,000 shall be applied to reduce the principal of the Series B Note. A final payment of all remaining principal and accrued interest will be made by Borrower to Lender on the Maturity Date.

      SECTION 2.03. PREPAYMENT PERMITTED; PARTIAL RELEASE;. (a) Borrower may prepay the principal of the Notes, in whole at any time, or in part from time to time, upon not less than fifteen (15) Business Days' prior notice to Lender and upon payment of a Yield Maintenance Fee, and provided in the case of a partial payment, that such payment is in an amount of not less than Ten Thousand Dollars ($10,000). All prepayments on the Notes shall be applied to the payment of installments of principal under the Notes in the inverse order of maturity thereof. Each prepayment shall be accompanied by the interest accrued on the principal amount so prepaid through the date of prepayment.

      (b) Without limiting the general right of prepayment provided for in subsection (a), the Borrower may at any time elect, upon not less than fifteen
(15) Business Days' prior notice to Lender and upon payment of a Yield Maintenance Fee, to prepay in full the remaining principal balance on either the Series A Note or the Series B Note, and (i) upon prepayment in full of the remaining principal balance of the Series A Note and all interest accrued thereon through the date of prepayment, the collateral assignment of leases and rents and the attornment agreement shall be released as they relate to the property of the Borrower at 599 Research Parkway in Meriden and the covenants and agreements of the Borrower under this Agreement and any of the other Loan Documents with respect to the Premises shall thereafter relate only to the property of the Borrower at 112 Prospect Hill Road in East Windsor, and (ii) upon prepayment in full of the remaining principal balance of the Series B Note, the Yield Maintenance Fee and all interest accrued thereon through the date of prepayment the collateral assignment of leases and rents and the attornment agreement shall be released as they relate to the property of the Borrower at 112 Prospect Hill Road in East Windsor and the covenants and agreements of the Borrower under this Agreement and any of the other Loan Documents with respect to the Premises shall thereafter relate only to the property of the Borrower at 599 Research Parkway in Meriden.

      SECTION 2.04 USE OF PROCEEDS. The proceeds of the Loan shall be used exclusively by Borrower for refinancing of the Premises and the payment of expenses related thereto.

      SECTION 2.05. SECURITY. Payment and performance of the Obligations and any other indebtedness and liabilities of Borrower to Lender, whether under the Notes or otherwise, shall be secured by:

            (a) a collateral assignment of leases with respect to the Premises; and

            (b) the Guaranty

      All agreements and instruments described in this Section 2.05, together with any and all other agreements and instruments now or hereafter securing the Notes, are sometimes hereinafter referred to collectively as the "Security Documents" and individually as a "Security Document".

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      To induce Lender to enter into this Agreement and to make the Loan, Borrower hereby represents and warrants to Lender (which representations and warranties shall survive the delivery of the Notes and the making of the Loan) that:

      SECTION 3.01. FINANCIAL STATEMENTS. Borrower has heretofore furnished to Lender Borrower's Financial Statements which fairly present the financial condition of Borrower as of their date, and the results of its operations for the year or other period then ended in conformity with GAAP. To the best of Borrower's knowledge and belief, Borrower does not have any contingent obligations, liabilities for taxes or unusual forward or long-term commitments except as specifically mentioned in the Financial Statements. Since the date of the Financial Statements, there has been no Material Adverse Change and since that date, no dividends or other distributions have been declared or paid or made to the shareholders of Borrower except a dividend in the amount of $23,851,80 paid to Guarantor as of December 28, 1995.

      SECTION 3.02. ORGANIZATION, ETC. Borrower (a) is duly organized, validly existing and in good standing under the laws of the state of its incorporation,
(b) is duly qualified to transact business in every jurisdiction where, because of the nature of its business or property, such qualification is required, (c) has full power and authority to own its property and assets and to carry on its business as now conducted, and (d) has full power to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

      SECTION 3.03. AUTHORIZATION, COMPLIANCE, ETC. The execution and delivery of, and the performance by Borrower of its Obligations under, the Loan Documents
(a) are within its corporate powers, (b) have been duly authorized by a requisite corporate action, (c) do not and will not violate any provision of law, any order of any court or other Governmental Authority or the corporate charter or by-laws of Borrower, and (d) do not and win not violate any indenture, agreement or other instrument to which Borrower is a party, or by which it is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by this Agreement, result in the creation or imposition of any Lien upon any of the property or assets of Borrower pursuant to, any such indenture, agreement or instrument. Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of the Loan Documents.

      SECTION 3.04. LITIGATION. There is no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower which, if adversely determined, would cause a Material Adverse Change.

      SECTION 3.05. TITLE TO PROPERTIES. Borrower has good title to all of its properties and assets, free and clear of all mortgages, security interests, hens and encumbrances of any kind, except Liens permitted under Section 6.02 hereof.

      SECTION 3.06. BORROWER NOT AN INVESTMENT COMPANY. Borrower is not an "investment company", or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

      SECTION 3.07. MARGIN STOCK. Borrower does not own or have any present intention of acquiring, any "margin security" within the meaning of Regulation G, or any "margin stock" within the meaning of Regulation U, of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock"), nor does Borrower extend credit to others for the purpose of purchasing or carrying such margin stock. None of the proceeds of the Loan will be used, directly or indirectly, by Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under such statutes.

      SECTION 3.08. FILING AND PAYMENT OF TAXES. Borrower has filed all federal, state and local tax returns required to be filed, and has paid, or made adequate provision for the payment of, all federal, state and local taxes, charges and assessments.

      SECTION 3.09. ENVIRONMENTAL MATTERS. Borrower:

            (a) has obtained all material permits, licenses and other authorizations which are required with respect to the Premises under all Environmental Requirements;

            (b) is in compliance with all terms and conditions of the required permits, licenses and authorizations with respect to the Premises, and is also in compliance with all other Environmental Requirements or requirements with respect to the Premises contained in any regulation, code, plan, order, decree, judgment injunction, notice or demand letter issued, entered, promulgated or approved thereunder in each case where non-compliance would cause a Material Adverse Change;

            (c) has no knowledge after due inquiry that any Hazardous Material has been spilled, placed, held, located or disposed of on, under or about nor are any now existing on, under or about the Premises other than in the ordinary course of business and in substantial compliance with applicable Environmental Requirements or released form the Premises into the atmosphere, any body of water or any wetlands in excess of maximum permitted regulatory levels or about which a Governmental Authority might require corrective action;

            (d) has no knowledge after due inquiry that the Premises has ever been used (whether by Borrower or, to the best knowledge of Borrower after due inquiry, by any other Person) as a treatment, storage or disposal (whether permanent or temporary) site for any Hazardous Material in excess of maximum permitted regulatory levels or which is otherwise not in substantial compliance with applicable Environmental Requirements;

            (e) has not received any notice from any Governmental Authority or any tenant, occupant or operator of the Premises or from any other Person with respect to the environmental condition of the Premises or the improvements thereon, in or with respect to the release of Hazardous Material at, upon, under or within the Premises, the improvements, or the past or ongoing migration of Hazardous Material from neighboring lands to the Premises or improvements thereto; and

            (f) has no knowledge of any underground storage tanks, asbestos-containing materials, PCBs, radon gas or urea formaldehyde foam insulation at, upon, under or within the Premises or improvements thereon.

      SECTION 3.10. FULL DISCLOSURE. Neither the Financial Statements referred to in Section 3.01, nor any statement of fact made by or on behalf of Borrower in this Agreement or any of the other Loan Documents or any certificate, written statement or schedule furnished to Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact known to Borrower which has not been disclosed to Lender in writing, which could cause a Material Adverse Change.

      SECTION 3.11. ENFORCEABILITY. This Agreement and all of the other Loan Documents executed and delivered in connection herewith are legal, valid and binding obligations of Borrower, and with respect to those Loan Documents executed and delivered by the Guarantor, of the Guarantor, and are enforceable against Borrower and the Guarantor, as the case may be, in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

      SECTION 3.12. SOLVENCY. The fair saleable value of Borrower's assets exceeds all probable liabilities of Borrower, Borrower does not have unreasonably small capital in relation to the business in which it is or proposes to be engaged; and Borrower has not incurred, nor believes that it will incur after giving effect to the transactions contemplated by this Agreement, debts beyond its ability to pay such debts as they become due.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      The obligation of Lender to make the Loan is subject to the satisfaction of the following conditions precedent:

            (a) The representations and warranties set forth in Article III hereof and in all other Loan Documents shall be true and correct.

            (b) Borrower shall have executed and delivered to Lender, or caused to be executed and delivered to Lender, on or prior to the date of execution of this Agreement, each of the documents, opinions and certificates required by Lender, each in scope, form and substance satisfactory to Lender in its sole discretion, and all other documents reasonably necessary to consummate the lending transaction contemplated hereby.

            (c) All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for Lender.

            (d) Lender shall have received payment in full of all expenses referred to in Article V hereof which are payable to Lender on or before the date of execution of this Agreement.

            (e) No Default or Event of Default hereunder shall have occurred and be continuing.

            (f) No Material Adverse Change, or development reasonably likely to cause a Material Adverse Change, shall have occurred and be continuing.

            (g) Borrower shall have delivered to Lender a preliminary title report showing no encumbrances on the Premises other than Liens permitted under Section 6.02 and evidence of the current status of municipal hens and assessments on the Premises, all of which must be satisfactory to Lender in its sole discretion.

            (h) The Lender shall receive the written opinion of counsel for Borrower and Guarantor, satisfactory to the Lender, containing such matters as shall reasonably be requested by the Lender, including but not limited to the due authorization, validity and enforceability of the Loan Documents.

            (i) Borrower shall have delivered to Lender (i) good standing certificates from the Connecticut Secretary of State for Borrower and Guarantor, (ii) copies of the articles of incorporation of the Borrower and the Guarantor certified by the Connecticut Secretary of State, together with a secretary's certificate for each as to votes and incumbency of officers, (iii) audited financial statements of Borrower and Guarantor as of September 30, 1995 and (iv) copies of all leases for the Premises; all of which shall be satisfactory to Lender in its sole discretion.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

      Borrower covenants and agrees that, until payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, Borrower will:

      SECTION 5.01. PRESERVATION OF ASSETS; COMPLIANCE WITH LAW. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises; at all times maintain, preserve and protect all material franchises, leases, patents, trademarks, service marks, copyrights, contracts and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and

            (b) Comply with all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any Governmental Authority in each case where non-compliance would cause a Material Adverse Change.

      SECTION 5.02. TAXES, ETC. Pay and discharge or cause to be paid and discharged, when due, all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a Lien upon such properties or any part thereof except for any taxes, assessments, governmental charges or levies which Borrower is contesting in good faith through appropriate proceedings and for which adequate reserves have been established.

      SECTION 5.03. NOTICE OF PROCEEDINGS. Give written notice to Lender, as soon as possible and in any event within ten (10) days after Borrower has knowledge, of any proceedings or investigations being instituted or threatened to be instituted by or against Borrower in any federal or state court or before any commission or other regulatory body, whether federal, state or local which, if adversely determined, would cause a Material Adverse Change.

      SECTION 5.04. FINANCIAL REPORTING. Furnish to Lender:

            (a) Within ninety (90) days of the end of each fiscal year, Financial Statements for such year, in form satisfactory to Lender; and

            (b) Within forty-five (45) days after the end of each quarter in each such fiscal year, Financial Statements for such period and the fiscal year to that date, subject to changes resulting from routine year-end audit adjustments in form satisfactory to Lender.

      SECTION 5.05. VISITATION AND INSPECTION RIGHTS. Permit agents or representatives of Lender to inspect and to discuss the affairs, finances and accounts of Borrower and Guarantor with its respective officers, at any time and from time to time during normal business hours and without notice and to inspect Borrower's and Guarantor's books and records and to make abstracts or reproductions thereof and to duplicate, reduce to hard copy or otherwise use any and all computer or electronically stored information or data, in each case as to matters reasonably related to the Loan.

      SECTION 5.06. NOTICE OF DEFAULT OR EVENT OF DEFAULT. Immediately advise Lender of the occurrence of any Default or Event of Default.

      SECTION 5.07. ACCOUNTING SYSTEM. Maintain a standard system of accounting in accordance with GAAP.

      SECTION 5.08. INSURANCE. Keep all of its insurable properties, now or hereafter owned, adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses; maintain public liability and worker's compensation insurance insuring Borrower to the extent customary with respect to companies conducting similar businesses, all by financially sound and reputable insurers and, upon request of Lender, furnish to Lender policies and certificates constituting satisfactory evidence of the same; notify Lender of any material change in the insurance maintained on the Premises after the date hereof and furnish Lender satisfactory evidence of any such change. All such insurance with respect to the Premises must be in such amounts, in such forms and with such companies as are acceptable to Lender. In the event that Borrower shall default in the performance of its obligations under this Section, Lender, at its option, may effect such insurance coverage with an insurer acceptable to Lender and add the premium(s) paid therefor to the principal amount of the indebtedness incurred pursuant hereto, and the amount of such premium shall be payable by Borrower on demand with interest thereon at the Default Rate payable hereunder.

      SECTION 5.09. ENVIRONMENTAL MATTERS. With respect to environmental matters:

            (a) comply in all respects with all Environmental Requirements with respect to the Premises, including, but not limited to, wetlands laws, laws pertaining to the registration of underground storage tanks, asbestos and asbestos-containing materials, PCBs, radon gas and urea formaldehyde foam insulation where non-compliance would cause a Material Adverse Change; notify Lender promptly in the event of any material release, spill, hazardous waste pollution or contamination affecting the Premises or the discovery of the presence of asbestos and asbestos-containing materials, PCBs, radon gas and urea formaldehyde foam insulation at the Premises; notify Lender promptly of any notice relating to environmental matters with respect to the Premises received from any Governmental Authority, tenant, occupant, operator or other Person where non-compliance would cause a Material Adverse Change; and pay promptly when due any fine or assessment against the Premises except any such fine or assessment being contested in good faith and as to which adequate reasons have been established;

            (b) not become involved, and will take steps to prevent any tenant of the Premises from becoming involved, in any operations at the Premises generating, storing, disposing or handling Hazardous Material in violation of applicable law or any other activity that could lead to the imposition on Borrower, Lender or the Premises of any material liability or lien under any Environmental Requirement;

            (c) immediately contain, remediate and/or remove any Hazardous Material found on the Premises and correct any violation of Environmental Requirements found on the Premises, which work must be done in compliance with applicable laws and at Borrower's expense;

      SECTION 5.10. REIMBURSEMENT OF EXPENSES. On the date of execution of this Agreement, reimburse Lender for up to $3,000 in legal fees incurred by Lender in connection with the making of the Loan.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      Borrower covenants and agrees that, until payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, Borrower will not, directly or indirectly:

      Section 6.01. [Intentionally Omitted].

      SECTION 6.02. LIENS. Create, incur, assume or otherwise permit any Lien judgment to exist on the Premises other than:

            (a) Liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

            (b) Liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred by it in good faith in the ordinary course of business, and liens arising out of a judgment or award against it with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

            (c) Liens in favor of Lender or any entity which directly or indirectly controls, is controlled by, or is under common control with, Lender; and

            (d) Liens existing on the date hereof and described on Exhibit B hereto.

      The foregoing negative covenant is hereafter referred to as the "Negative Pledge". In addition to the Negative Pledge, the Borrower covenants and agrees not to grant a Negative Pledge, or any similar covenant or agreement, with respect to the Premises to any other party.

      SECTION 6.03. GUARANTEES. Guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Personin amounts in the aggregate exceeding $1,000,000, except endorsements of negotiable instruments for collection in the ordinary course of business.

      SECTION 6.04 FUNDAMENTAL CHANGES. Dissolve, liquidate, merge, consolidate or otherwise alter or modify Borrower's corporate name, mailing address, principal place of business, structure, status or existence or enter into or engage in any operation or activity materially different from that presently conducted by Borrower; make any substantial change in its executive management or amend its corporate charter, articles of incorporation or by-laws in any manner that could cause a Material Adverse Change.

      SECTION 6.05 LEASES. Enter into any new lease or leases for the Premises or any material amendments to exist leases for the Premises without Lender's prior written approval.

      SECTION 6.06 OWNERSHIP OF BORROWER. Sell, transfer, pledge or assign any controlling ownership interests in the Borrower without the prior written consent of Lender in its sole and absolute discretion.

      SECTION 6.07 OWNERSHIP OF PREMISES Sell or transfer the Premises.

      SECTION 6.08. ERISA. (a) Fail, or permit any "Commonly Controlled Entity" under Section 414(b), (c), (m) or (o) of the Code to fail, to comply with the requirements of ERISA or the Code with respect to any Employee Benefit Plan, including without limitation, the minimum funding standards of Section 3 02 of ERISA and Section 412 of the Code; (b) permit any funded Employee Pension Plan to lose its qualified status under Section 401 (a) or 403(a) of the Code; or,
(c) engage, or permit any Commonly Controlled Entity to engage, in any transaction which would reasonably result in the assessment of a direct or indirect liability to Borrower or any Commonly Controlled Entity under Section 409 or 502 of ERISA or Section 4975 of the Code, in each case which would cause a Material Adverse Change.

                                   ARTICLE VII

               DEFAULTS/RIGHTS AND REMEDIES OF LENDER UPON DEFAULT

      SECTION 7.01. EVENTS OF DEFAULT. Each occurrence of any of the following events shall constitute an "Event of Default" hereunder and under the Notes and the Security Documents:

            (a) failure of Borrower to pay (i) any installment of principal of, or interest on, any Notes for more than ten (10) days after its due date, or (ii) any other Obligations for more than ten (10) days after the Lender declares the same to be due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

            (b) failure of Borrower in any material respect to perform, comply with or observe any other term, covenant or agreement applicable to Borrower pursuant to this Agreement other than as set forth in other paragraphs of this Section 7.01, and such default shall continue unremedied for a period of thirty (30) days after the delivery of written notice thereof by Lender to Borrower;

            (c) any representation or warranty made by or on behalf of Borrower pursuant to this Agreement, any other Loan Document or any other agreement, document, instrument or certificate executed by Borrower in favor of Lender shall be untrue or misleading in any material respect as of the date such representation or warranty was made or is deemed to have been made;

            (d) if any Indebtedness (other than to Lender) of Borrower having an outstanding principal balance of $250,000 or more or of Guarantor (or any of its principal subsidiaries) having an outstanding principal balance of $1,000,000 or more is not paid, when due and payable and after the expiration of any applicable grace periods, whether at the due date thereof or by acceleration or otherwise;

            (e) the occurrence of any "Event of Default" as defined in any Security Document;

            (f) Borrower or Guarantor shall (i) discontinue or abandon operation of its business, (ii) apply for or consent to or suffer the appointment of a receiver, trustee, custodian or liquidator of it or any of its property,
      (iii) admit in writing its inability to pay its debts as they mature, (iv) make a general assignment for the benefit of creditors, (v) file, or have filed against it, a petition for relief under Title 11 of the United States Code, (vi) file, or have filed against it, a petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if corporate action shall be taken for the purpose of effecting any of the foregoing, (vii) become insolvent, (viii) fail to generally pay its debts as they mature, (ix) dissolve, terminate or otherwise cease to exist or (x) have liabilities which exceed the fair value of its assets;

            (g) for any reason, any Security Document (including, without limitation, the Guaranty) at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected, or any Person (other than Lender) shall contest the validity, enforceability or perfection of any Lien granted pursuant thereto, or any party thereto (other than Lender) shall seek to disaffirm, terminate, limit or reduce its obligations under any Security Documents;

            (h) for any reason Guarantor shall terminate or seek to terminate or limit, by written or verbal notice, the Guaranty or shall be in default for more than thirty (30) days after written notice thereof by Lender to Guarantor of Guarantor's own obligations to Lender under the Guaranty;

            (i) Borrower, Guarantor or any major tenant of the Premises suffers or sustains a Material Adverse Change or the prospect of repayment of Lender is materially impaired;

            (j) the occurrence of any material default or termination for any reason of any leases with respect to the Premises;

            (k) any judgment or court order for the payment of money in excess of an aggregate of $250,000 shall be rendered against Borrower or any of its property, and either the same shall remain undischarged for a period of thirty (30) consecutive days, or execution shall have issued in respect thereof, or

            (l) the occurrence of any attachment of any deposits or other property of Borrower in the hands or possession of Lender, or the occurrence of any attachment of any other property of Borrower in an amount exceeding $250,000 and either the same shall remain undischarged for a period of thirty (30) consecutive days or execution shall have issued in respect thereof

      Upon the occurrence of any such Event of Default which has not been cured by Borrower with any applicable grace period, or waived in writing by Lender, Lender may, by notice to Borrower, declare all Obligations to be immediately due and payable. Upon Lender's declaration, the Obligations shall become immediately due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes or other evidence of such Obligations to the contrary notwithstanding (except with respect to any Event of Default set forth in Section 7.01(g), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) and any obligation of Lender to make Advances to Borrower shall immediately terminate. Lender may enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by Lender, whether under this Agreement, the Security Documents or under any agreement securing the Obligations of Borrower hereunder, or afforded by applicable law. The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law. Borrower agrees to pay Lender's attorneys' fees and legal expenses incurred in enforcing Lender's rights, powers and remedies under this Agreement, the Notes, the Security Documents and any other agreement securing the Obligations.

      SECTION 7.02. DEFAULT RATE; LATE CHARGE. Without regard to whether Lender has exercised any other rights or remedies hereunder, if an Event of Default shall have occurred and be continuing, the applicable interest rate under the Notes shall be increased, to the extent permitted by law, to a rate equal to the interest rate hereunder plus five percent (5%). In addition, any payment of principal or interest not paid within ten (10) days of the date the same is due and payable under the Notes shall, to the extent permitted by applicable law, be subject to a late charge of five percent (5%) of the overdue payment.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.01. SURVIVAL. This Agreement and all covenants, agreements, representations and warranties herein and in the certificates delivered pursuant hereto, shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Notes and shall continue in full force and effect so long as the Notes and any other indebtedness of Borrower to Lender is outstanding and unpaid; and in the case of Section 8.02 hereof shall survive payment and satisfaction of the Notes.

      SECTION 8.02. INDEMNIFICATION. Borrower shall and hereby agrees to indemnify, defend and hold harmless Lender and its directors, officers, agents, employees and counsel from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to (i) this Agreement or the transactions contemplated hereby, (ii) any actual or proposed use by Borrower of the proceeds of the Loan, or (iii) any breach by Borrower of any of the provisions of this Agreement or including, without limitation, amounts paid in settlement, court costs and fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses arising out of, or in any way related to (i) the presence, disposal, spillage, discharge, emission, leakage, release or threatened release of any Hazardous Material within, on, under or about, from or affecting any of the Controlled Premises, including, without limitation, any damage or injury resulting from any such Hazardous Material to or affecting such Controlled Premises or the soil, water, air, vegetation, buildings, personal property, persons or animals located on such Controlled Premises or on any other property or otherwise, (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Material, (iv) any lawsuit brought or threatened, settlement reached, or order or directive of or by any Governmental Authority relating to such Hazardous Material or (v) any violation of any Environmental Requirement. If and to the extent that any Obligations are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law. Borrower's obligations set forth in this
Section 8.02 shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement or otherwise. In addition, Borrower shall, upon demand, pay to Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by Lender in (i) enforcing or defending its rights under or in respect of this Agreement, the other Loan Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (ii) collecting the Loan, (iii) foreclosing or otherwise collecting upon the collateral or any part thereof and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing.

      SECTION 8.03. GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE ADM1NISTRATION THEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CONNECTICUT APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CONNECTICUT

      SECTION 8.04. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, or of the Notes, or of any of the Security Documents, nor consent to any departure by Borrower from a provision, shall be effective unless the same shall be in writing and signed by Lender. A written amendment, consent or waiver shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand, on Borrower, in any one case, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

      SECTION 8.05. WAIVER. Neither any failure nor any delay on the part of Lender in exercising any right, power or privilege hereunder, or under the Notes, or any Security Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

      SECTION 8.06. NOTICES. All notices and correspondence hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, to the applicable party at the addresses set forth below, or by facsimile transmission (including, without limitation, computer generated facsimile), promptly confirmed in writing sent by first class mail, to the FAX numbers and addresses set forth below.

      If to Lender:

      Fleet National Bank of Connecticut
      777 Main Street
      Hartford, Connecticut 06103
      Attention: Suresh V. Chivukula, Vice President
      FAX No.: (860) 244-6038

      With a copy to:

      Justin M. Sullivan, Esquire
      Edwards & Angell
      750 Main Street
      Hartford, Connecticut 06103
      FAX No.: (860) 547-1035

      If to Borrower:

      NorConn Properties, Inc.
      599 Research Parkway
      Meriden, Connecticut 06450
      Attention: Treasurer
      FAX No.: (203) 639-4011

      With a copy to:

      Scott Murphy, Esquire
      Shipman & Goodwin
      One American Row
      Hartford, Connecticut 06103
      FAX No.: (860) 251-5999

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices and correspondence shall be deemed given upon the earliest to occur of (i) actual receipt, (ii) if sent by certified or registered mail, three (3) Business Days after being postmarked, (iii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused or (iv) if sent by facsimile transmission, when receipt of such transmission is acknowledged.

      SECTION 8.07. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign this Agreement or any interest herein without the prior written consent of Lender. Lender may, without the consent of Borrower, assign to one or more banks or financial institutions all or a portion of Lender's rights and obligations under this Agreement, the Notes and the Security Documents.

      SECTION 8.08. CONSENT TO JURISDICTION. Borrower hereby submits to the jurisdiction of the courts of the State of Connecticut and the United States District Court for the District of Connecticut, as well as to the jurisdiction of all courts from which an appeal may be taken or other review sought from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of any of Borrower's Obligations under or with respect to this Agreement, the Notes, the Security Documents or any of the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

      SECTION 8.09. WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTERS WHATSOEVER

(INCLUDING, WITHOUT LIMITATION, ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN). No party to this Agreement, including but not limited to any assignee of or successor to Borrower or Lender, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of, this Agreement, the Notes, the Security Documents or any related instruments or the relationship between the parties. No party will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial cannot be or has not been waived. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      SECTION 8.10. SET-OFFS, ETC. Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers Hen or counterclaim Lender may otherwise have, Lender shall be entitled at its option and whether or not fully secured, to offset balances held by it for the account of Borrower at any of its offices, against any indebtedness or other fees or charges owed to Lender hereunder if the same are not paid when due (regardless of whether such balances are then due to Borrower) or if Borrower becomes insolvent, howsoever evidenced, or if any Event of Default occurs, and that such offset balances may be applied toward the payment of any indebtedness of Borrower to Lender, whether or not such indebtedness or any part thereof shall then be due and whether or not such indebtedness is otherwise fully secured; in which case Lender shall promptly notify Borrower thereof, provided, however, that Lender's failure to give such notice shall not affect the validity of such set-off and application.

      SECTION 8.11. SEVERABILITY. In case any provision in or obligation under this Agreement or the Notes or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      SECTION 8.12. SECTION HEADINGS. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      SECTION 8.13. INTEGRATION. This Agreement supersedes Borrower's application for credit, commitment letters and proposal letters in respect hereof, and all other prior dealings between the parties hereto and their respective agents, employees or officers with respect to the credit facilities extended hereby, and this Agreement, together with the other Loan Documents and the Notes, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

      SECTION 8.14. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      SECTION 8.15. COMMERCIAL TRANSACTION. BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THE NOTES IS A COMMERCIAL TRANSACTION AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ANY RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES OR OTHER STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZE LENDER'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

                           NEXT PAGE IS SIGNATURE PAGE

      IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


      LENDER:

      FLEET NATIONAL BANK OF CONNECTICUT

      By:
         ---------------------------
                                    Suresh V. Chivukula
                                    Vice President


      BORROWER:

      NORCONN PROPERTIES, INC.

      By:
         ---------------------------
                                    Name: Sarah K. Sanders
                                    Title: Treasurer

                                    EXHIBIT A

                                 PERMITTED LIENS

599 Research Parkway, Meriden, Connecticut 06450

      1. Taxes to the Town of Meriden not yet due and payable;

      2. Lease between NorConn Properties, Inc. (Lessor) and Yankee Gas Services Company (Lessee) dated as of October 1, 1990, a Notice of said Lease dated November 20, 1990 being recorded in Volume 1751, Page 179 of the Meriden Land Records.

112 Prospect Hill Road, East Windsor, Connecticut

      1. Taxes to the Town of East Windsor not yet due and payable;

      2. A Hold Harmless Agreement among FIP Construction, Inc., NorConn Properties, Inc. And the Town of East Windsor dated October 15, 1993 and recorded in Volume 175, Page 918 of the East Windsor Land Records; and

      3. Conditions of Approval issued by the Town of East Windsor Planning & Zoning Commission dated October 12, 1993 and recorded in Volume 175, Page 920 of the East Windsor Land Records.

                                  SERIES A NOTE

$4,000,000 As of February 1, 1996

      FOR VALUE RECEIVED, NORCONN PROPERTIES, INC., a Connecticut corporation with offices at 599 Research Parkway, Meriden, Connecticut 06450 ("Borrower"), promises to pay to FLEET NATIONAL BANK OF CONNECTICUT, a national banking association ("Lender"), or to its order, at its principal office at 777 Main Street, Hartford, Connecticut 06103, the principal sum of Four Million Dollars ($4,000,000) or so much thereof as is then outstanding under this Note, together with interest in arrears on the unpaid principal balance from time to time outstanding from the date hereof until the entire principal amount due hereunder is paid in full at the rate hereinafter provided. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

      This Note is secured by a Collateral Assignment of Leases and Rents of the Borrower in favor of Lender of even date herewith (the "Assignment") covering certain real estate located at (a) 599 Research Parkway, Meriden, Connecticut and (b) 112 Prospect Hill Road, East Windsor, Connecticut (collectively the "Premises") and the Guaranty of Yankee Energy System, Inc. (the "Guaranty"), both of even date herewith (which documents, together with any other instrument securing this Note, are hereinafter collectively referred to as the "Security Instruments"). This Note is entitled to all of the benefits of the Security Instruments and specific reference is hereby made to such instruments for all purposes. This Note is given in accordance with that certain Term Loan Agreement between Borrower and Lender of even date herewith (the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement therefor.

      From the date hereof until the earlier to occur of payment in full of this Note or adjustment of the interest rate as hereinafter provided, interest (whether before or after maturity except as may be provided below) shall be charged hereunder at a fixed rate equal to six and 24/100 percent (6.24%) per annum (the "Interest Rate"). So long as no Event of Default occurs as a result of which the Lender declares this Note due and payable, the principal amount due hereunder and any interest then owing shall be payable in full on February 1, 2003 (the "Maturity Date").

      Interest on this Note shall be payable monthly commencing on March 1, 1996 and continuing on the first Business Day of each month thereafter until this Note shall have been paid in full. Principal payments shall be payable annually on February 1st of each year, commencing February 1, 1997 and continuing annually thereafter until this Note is paid in full. Each of said payments shall be an amount equal to $150,000 in principal plus the accrued but unpaid interest on the unpaid balance hereof.

      The principal outstanding hereunder may be prepaid in whole or in part upon fifteen (15) days' written notice to the Lender of the Borrower's intention to prepay and upon payment of a prepayment premium (the "Prepayment Premium"). In the event of a prepayment, whether as a result of acceleration or otherwise, the Prepayment Premium shall be calculated by subtracting the latest published rate preceding the date of prepayment for United States Treasury Notes or Bills (Bills on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release with a maturity date closest to the Maturity Date, from the "cost of funds" component of the interest rate hereunder at the time of prepayment. If the result is zero or a negative number, there shall be no Prepayment Premium. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. Said amount shall be reduced to present value calculated by using the number of days remaining and using the above referenced United States Treasury security rate for the number of days remaining to the Maturity Date. The resulting amount will be divided by 360 and multiplied by the number of days remaining to the Maturity Date. The resulting amount shall be the Prepayment Premium due to Lender upon prepayment.

      All prepayments shall be applied to the payment of installments of principal of this Note in the inverse order of maturity thereof Each prepayment shall be accompanied by the interest accrued on the principal amount so prepaid through the date of prepayment.

      Upon the occurrence of any of the following events (each of which events shall be an Event of Default hereunder):

            (i) the failure of Borrower to make any payment of principal or interest hereunder within ten (10) days after the same is due, or

            (ii) an Event of Default as described and defined in the Loan Agreement, any of the Security Instruments or any other instrument evidencing any indebtedness of the Borrower to the Lender and the expiration of any period provided in such instrument to cure such default, then the Lender may declare the entire unpaid principal balance hereunder immediately due and payable without notice, demand or presentment and may exercise any of its rights under the Loan Agreement and Security Instruments. In the event that the Lender or any subsequent holder of this Note shall exercise or endeavor to exercise any of its remedies hereunder or under the Loan Agreement or the Security Instruments, the Borrower shall pay on demand all reasonable costs and expenses incurred in connection therewith, including, without limitation, reasonable attorney's fees and the Lender may take judgment for all such amounts in addition to all other sums due hereunder. Irrespective of the exercise or nonexercise of any of the aforesaid rights, if any payment of principal or interest hereunder is not paid in full within ten (10) days after the same is due, the Borrower shall pay to the Lender a processing fee on such unpaid amount equal to five percent (5%) of such late payment. Irrespective of the exercise or nonexercise of any of the aforesaid rights, if any Event of Default occurs hereunder, from and after the date of such occurrence interest shall be charged hereunder at an annual rate equal to five percent (5%) in excess of the Interest Rate.

      The Borrower expressly agrees that this Note, or any payment hereunder, may be extended from time to time, without in any way affecting the liability of the Borrower. No unilateral consent or waiver by the Lender with respect to _______________ or failure to act which, without consent, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by the Lender.

      The Borrower waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Note, notice of any Event of Default under the Security Instruments except as specifically provided therein, and all other notices or demands otherwise required by law that the Borrower may lawfully waive.

      The rights and obligations of the Borrower and all provisions hereof shall be governed by and construed in accordance with the laws of the State of Connecticut, except to the extent that such laws are superseded by Federal enactments.

      All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, from any circumstance whatsoever, fulfillment of any provision hereof or of any of the Loan Agreement or the Security Instruments at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Lender.

      The Borrower shall remain primarily liable on this Note and the Security Instruments until full payment, unaffected by an alienation of the Premises, by any agreement or transaction between the Lender and any subsequent owner or alienee of the Premises, or any portion thereof, as to payment of principal, interest or other moneys, by any forbearance or extension of time, guaranty or assumption by others, or by any other matter, as to a of which notice is hereby waived by the Borrower.

      THE BORROWER WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS NOTE.

      THE BORROWER AND EACH MAKER, GUARANTOR AND ENDORSER OF THIS NOTE ACKNOWLEDGE THAT THE LOAN EVIDENCED BY THIS NOTE AND SECURED BY THE MORTGAGE IS A COMMERCIAL TRANSACTION AND THEY AND EACH OF THEM, HEREBY VOLUNTARILY AND KNOWINGLY WAIVE ANY RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR OTHER STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZE LENDER'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first above written.

      NORCONN PROPERTIES, INC.


      By:
         ----------------------------
                                     Name:
                                     Title:

                                  SERIES B NOTE

$2,000,000 As of February 1, 1996

      FOR VALUE RECEIVED, NORCONN PROPERTIES, INC., a Connecticut corporation with offices at 599 Research Parkway, Meriden, Connecticut 06450 "Borrower"), promises to pay to FLEET NATIONAL BANK OF CONNECTICUT, a national banking association ("Lender"), or to its order, at its principal office at 777 Main Street, Hartford, Connecticut 06103, the principal sum of Two Million Dollars ($2,000,000) or so much thereof as is then outstanding under this Note, together with interest in arrears on the unpaid principal balance from the to time outstanding from the date hereof until the entire principal amount due hereunder is paid in full at the rate hereinafter provided. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

      This Note is secured by a Collateral Assignment of Leases and Rents of the Borrower in favor of Lender of even date herewith (the "Assignment") covering certain real estate located at (a) 599 Research Parkway, Meriden, Connecticut and (b) 112 Prospect Hill Road, East Windsor, Connecticut (collectively the "Premises") and the Guaranty of Yankee Energy System, Inc. (the "Guaranty"), both of even date herewith (which documents, together with any other instrument securing this Note, are hereinafter collectively referred to as the "Security Instruments"). This Note is entitled to all of the benefits of the Security Instruments and specific reference is hereby made to such instruments for all purposes. This Note is given in accordance with that certain Term Loan Agreement between Borrower and Lender of even date herewith (the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement therefor.

      From the date hereof until the earlier to occur of payment in full of this Note or adjustment of the interest rate as hereinafter provided, interest (whether before or after maturity except as may be provided below) shall be charged hereunder at a fixed rate equal to six and 24/100 percent (6,24%) per annum (the "Interest Rate"). So long as no Event of Default occurs as a result of which the Lender declares this Note due and payable, the principal amount due hereunder and any interest then owing shall be payable in full on February 1, 2003 (the 'Maturity Date").

      Interest on this Note shall be payable monthly commencing on March 1, 1996 and continuing on the first Business Day of each month thereafter until this Note shall have been paid in full. Principal payments shall be payable annually on February 1st of each year, commencing February 1, 1997 and continuing annually thereafter until this Note is paid in full. Each of said payments shall be an amount equal to $100,000 in principal plus the accrued but unpaid interest on the unpaid balance hereof.

      The principal outstanding hereunder may be prepaid in whole or in part upon fifteen (15) days' written notice to the Lender of the Borrower's intention to prepay and upon payment of a prepayment premium (the "Prepayment Premium"). In the event of a prepayment, whether as a result of acceleration or otherwise, the Prepayment Premium shall be calculated by subtracting the latest published rate preceding the date of prepayment for United States Treasury Notes or Bills (Bills on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release with a maturity date closest to the Maturity Date, from the "cost of funds" component of the interest rate hereunder at the time of prepayment. If the result is zero or a negative number, there shall be no Prepayment Premium. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. Said amount shall be reduced to present value calculated by using the number of days remaining and using the above referenced United States Treasury security rate for the number of days remaining to the Maturity Date. The resulting amount will be divided by 360 and multiplied by the number of days remaining to the Maturity Date. The resulting amount shall be the Prepayment Premium due to Lender upon prepayment.

      All prepayments shall be applied to the payment of installments of principal of this Note in the inverse order of maturity thereof. Each prepayment shall be accompanied by the interest accrued on the principal amount so prepaid through the date of prepayment.

      Upon the occurrence of any of the following events (each of which events shall be an Event of Default hereunder):

            (i) the failure of Borrower to make any payment of principal or interest hereunder within ten (10) days after the same is due, or

            (ii) an Event of Default as described and defined in the Loan Agreement, any of the Security Instruments or any other instrument evidencing any indebtedness of the Borrower to the Lender and the expiration of any period provided in such instrument to cure such default, then the Lender may declare the entire unpaid principal balance hereunder immediately due and payable without notice, demand or presentment and may exercise any of its rights under the Loan Agreement and Security Instruments. In the event that the Lender or any subsequent holder of this Note shall exercise or endeavor to exercise any of its remedies hereunder or under the Loan Agreement or the Security Instruments, the Borrower shall pay on demand all reasonable costs and expenses incurred in connection therewith, including, without limitation, reasonable attorney's fees and the Lender may take judgment for all such amounts in addition to all other sums due hereunder. Irrespective of the exercise or nonexercise of any of the aforesaid rights, if any payment of principal or interest hereunder is not paid in full within ten (10) days after the same is due, the Borrower shall pay to the Lender a processing fee on such unpaid amount equal to five percent (5%) of such late payment. Irrespective of the exercise or nonexercise of any of the aforesaid fights, if any Event of Default occurs hereunder, from and after the date of such occurrence interest shall be charged hereunder at an annual rate equal to five percent (5%) in excess of the Interest Rate.

      The Borrower expressly agrees that this Note, or any payment hereunder, may be extended from time to time, without in any way affecting the liability of the Borrower. No unilateral consent or waiver by the Lender with respect to any action or failure to act which, without consent, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by the Lender.

      The Borrower waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Note, notice of any Event of Default under the Security Instruments except as specifically provided therein, and all other notices or demands otherwise required by law that the Borrower may lawfully waive.

      The rights and obligations of the Borrower and all provisions hereof shall be governed by and construed in accordance with the laws of the State of Connecticut, except to the extent that such laws are superseded by Federal enactments.

      All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, from any circumstance whatsoever, fulfillment of any provision hereof or of any of the Loan Agreement or the Security Instruments at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Lender.

      The Borrower shall remain primarily liable on this Note and the Security Instruments until full payment, unaffected by an alienation of the Premises, by any agreement or transaction between the Lender and any subsequent owner or alienee of the Premises, or any portion thereof, as to payment of principal, interest or other moneys, by any forbearance or extension of time, guaranty or assumption by others, or by any other matter, as to all of which notice is hereby waived by the Borrower.

      THE BORROWER WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS NOTE.

      THE BORROWER AND EACH MAKER, GUARANTOR AND ENDORSER OF THIS NOTE ACKNOWLEDGE THAT THE LOAN EVIDENCED BY TIES NOTE AND SECURED BY THE MORTGAGE IS A COMMERCIAL TRANSACTION AND THEY AND EACH OF THEM, HEREBY VOLUNTARILY AND KNOWINGLY WAIVE ANY RIGHTS TO NOTICE AND BEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR OTHER STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZE LENDER'S ATTORNEY TO ISSUE A WRIT FOR A PREJMGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first above written.

      NORCONN PROPERTIES, INC.


      By:
         ------------------------
                                 Name:
                                 Title:

                    COLLATERAL ASSIGNMENT OF LEASES AND RENTS

      THIS ASSIGNMENT OF LEASES AND RENTS (this "Collateral" Assignment')is made as of the first day of February, 1996, by NORCONN PROPERTIES, INC., a Connecticut corporation with its principal office at 599 Research Parkway, Meriden, Connecticut 06450 (the "Assignor"), to FLEET BANK, NATIONAL ASSOCIATION, a national banking association with its principal office at One Constitution Plaza, Hartford, Connecticut 06115-1600 (the "Assignee").

                                    RECITALS

      WHEREAS, concurrently herewith, the Assignor has executed and delivered to the Assignee two promissory Notes, a certain Series A Notes in the principal amount of $4,000,000 and a certain Series B Notes in the principal amount of $2,000,000 (the "Notes"), to be secured by the Assignor's interest in the leases and rents with respect to the pieces or parcels of real property and improvements of the Assignor located at 599 Research Parkway in Meriden, Connecticut more particularly described in Exhibit A annexed hereto (collectively, the "Premises") in accordance with the provisions of this Collateral Assignment.

      NOW, THEREFORE, 'in consideration of Assignee making the loan evidenced by the Notes, the Assignor, does hereby transfer, assign, deliver and grant a security interest to the Assignee all of the right, title and interest of the Assignor in and to (1) all leases, subleases, tenancies and any other agreements, whether written or oral, now or hereafter existing with respect to any portion or portions of the Premises, together with any renewals or extensions thereof or any agreements in substitution therefor (all of which are hereinafter collectively referred to as the "Assigned Leases"), (2) all rents and other payments of every kind paid or to be paid to the Assignor by virtue of the Assigned Leases or as the result of any use, possession or occupancy of any portion or portions of the Premises, (3) all right, title and interest of the Assignor in and to any and all guaranties of the Assigned Leases, and (4) all proceeds of the foregoing.

      TO HAVE AND TO HOLD the same unto the Assignee, its successors and assigns, for the purpose of securing (1) payment of the Notes together with the interest thereon; (2) payment of all other sums, with interest thereon, to become due and payable to the Assignee hereunder or under any other instrument securing the Notes; and (3) performance and discharge of each and every obligation, covenant and agreement of the Assignor contained herein, in the Notes, or in the Term Loan Agreement between Assignor and Assignee of even date herewith (the "Loan Agreement"); (said obligations are hereinafter collectively referred to as the "Obligations").

      This instrument of assignment is delivered and accepted upon the following terms and conditions:

      1. Assignor's License to Operate if no Default. So long as no Event of Default (as defined under the Loan Agreement) shall exist (hereinafter referred to as an "Event of Default"), the Assignor shall have a license to manage and operate the Premises and to collect, receive and apply for its own account all rents, issues and profits accruing by virtue of the Assigned Lease, and to execute and deliver proper receipts and acquittances therefor, provided, however, that without the written consent of the Assignee the Assignor shall not discount or collect any installment of rent in advance of the respective dates prescribed in the Assigned Leases for the payment thereof other than one (1) months advance rental in the form of a security deposit or as payment for the last one (1) months of any lease term (hereinafter referred to as "Permitted Advance Rental Payments"), and provided, further, that all rents, issues and profits accruing by virtue of the Assigned Leases be received in trust to be used for the satisfaction of all amounts due under the Obligations and all taxes, assessments, insurance premiums, maintenance and utility charges affecting the Premises before being used for any other purpose.

      2. Assignee's Rights in Event of Default.

            2.1 Immediately upon the occurrence of any Event of Default, the license mentioned in the foregoing paragraph 1 hereof shall, at the option of the Assignee, cease and terminate, and in such event in addition to any other remedies of the Assignee, upon notice from Assignee to each lessee of an Assigned Lease, all rentals thereafter payable to Assignor shall be paid to Assignee. A demand on any lessee by the Assignee for the payment of rent on any default claimed by the Assignee hereunder shall be sufficient to warrant to said lessee to make all future payments of rent to the Assignee without the necessity for consent by Assignor, and the Assignor hereby directs and requires all said lessees to comply with any such demand by the Assignee. Assignor agrees that lessees shall have the night to rely upon any statement and request by the Assignee, that lessees shall pay such rents to the Assignee without any obligation or right to inquire as to whether such default actually exists notwithstanding any notice from or claim of Assignor to the contrary, and that Assignor shall have no right or claim against lessees for any such rents so paid by lessees to the Assignee after notice to the lessee by the Assignee.

            2.2 In addition, immediately upon the happening of any Event of Default, the Assignee may, subject to applicable law and without in any way waiving such Event of Default, at its option, (a) take possession of the Premises, (b) have a receiver immediately appointed for the Premises and the earnings, revenues, rents, issues, profits and other income thereof and therefrom, with all such powers as the Court making such appointment shall confer, (c) have, hold, manage, lease and operate the same on such terms and for such period of time as the Assignee may deem proper with full power to make from time to time all alterations, renovations, repairs or replacements to the Premises as may seem proper to the Assignee and (d) do and perform any or all of the actions which Assignor is entitled or required to perform in connection with the Assigned Leases. The Assignor does hereby constitute and appoint the Assignee, irrevocably, with full power of substitution and revocation, whether or not the Assignee takes possession of the Premises, its true and lawful attorney, for it and in its name, place and stead, to do and perform any or all of the actions which Assignor is entitled to perform in connection with the Assigned Leases, as fully, to all intents and purposes, as it could do if personally present, hereby ratifying and confirming all that said attorney or its substitute shall lawfully do or cause to be done by virtue hereof. Any action, or failure or refusal to act, by the Assignee under this subparagraph
2.2 shall be at its election and without any liability on its part.

            2.3 The Assignee shall apply the net amount of rents, issues and profits received by it from the Premises, in the following order of priority:
(i) to payment of all proper costs and charges (including any liability, loss, expense or damage hereinafter referred to in paragraph 4.1 hereof), (ii) to the payment of all accrued but unpaid interest due under the Notes, (iii) to the payment of principal under the Notes to be applied to principal installments in the inverse order of maturity, and (iv) to the Assignor or such persons legally entitled thereto.

            2.4 The Assignee shall be accountable to the Assignor only for monies actually received by the Assignee and the acceptance of this assignment shall not constitute a satisfaction of any of the Obligations, except to the extent of amounts actually received and applied by the Assignee on account of the same.

            2.5 The rights and powers of the Assignee hereunder shall continue and remain in full force and effect until all amounts secured hereby are paid in full.

      3. Covenants of Assignor. The Assignor, for itself and for its successors and assigns, agrees and warrants as follows:

            3.1 that each of the Assigned Leases now or hereafter in effect is and shall be a valid and subsisting lease and that there are no defaults on the part of any of the parties thereto;

            3.2 that the Assignor has not sold, assigned, transferred, mortgaged or pledged any of the rents, issues or profits from the Premises or any part thereof, whether now or hereafter to become due, to any person, firm or corporation other than the Assignee;

            3.3 that no rents, issues or profits of the Premises, or any part thereof, becoming due subsequent to the date hereof have been collected (other than Permitted Advance Rental Payments) nor has payment of any of the same been anticipated, waived, released, discounted or otherwise discharged or compromised;

            3.4 that it will not assign, pledge or otherwise encumber the Assigned Leases or any of the rents thereunder unless the prior written consent of the Assignee shall have been obtained thereto;

            3.5 that it will not, without in each case having obtained the prior written consent of the Assignee thereto, amend or modify, directly or indirectly in any material respect whatsoever, or cancel, terminate, or accept any surrender, sublet or assignment of any of the Assigned Leases;

            3.6 that it will not waive or give any consent with respect to, and will promptly notify the Assignee of the occurrence of, any default or variation in the performance of any material term, covenant or condition on the part of the lessee, sublessee, tenant or other occupant to be performed under the Assigned Leases, but will at all times take proper steps to enforce all of the provisions and conditions thereof;

            3.7 that it will perform and observe, or cause to be performed and observed, all of the terms, covenants and conditions on its part to be performed and observed with respect to each of the Assigned Leases;

            3.8 that it will, upon written request by the Assignee, serve such written notices upon any lessee under any Assigned Lease or any other occupant of any portion of the Premises concerning this assignment, or include among the written provisions of any instrument hereafter creating any such lease, sublease, tenancy or right of occupancy specific reference to this assignment, and make, execute and deliver all such powers of attorney, instruments of pledge or assignment, and such other instruments or documents as the Assignee may reasonably request at any time for the purpose of securing its rights hereunder;

            3.9 that it will furnish to the Assignee, on demand, true copies of all Assigned Leases hereafter executed and true copies of each document effecting the renewal, amendment or modification of any Assigned Lease;

            3.10 that Assignor has good and marketable title to the Premises and has full power and lawful authority to encumber it with the lien created by this instrument, which lien is subject only to liens permitted under Section 6.02 of the Loan Agreement (the "Permitted Encumbrances"). Assignor will defend the title thereto in any action affecting the rights of the Assignee hereunder and pay all costs of any such action (including, but not limited to, attorneys' fees), whether or not such action (i) progresses to judgment, or (ii) is brought by or against the Assignee;

            3.11 that Assignor will pay or cause to be paid (before they become delinquent) all taxes except for any taxes, assessments, governmental changes or levies which Assignor is contesting in good faith through appropriate proceedings and for which adequate reserves have been established. The term "taxes" as used in the paragraph shall be deemed to include all assessments, impositions and other governmental charges, ordinary or extraordinary, foreseen or unforeseen, which may be levied, assessed or otherwise become a lien upon or charge against the Premises, or the interest created therein by this instrument;

            3.12 that Assignor will also pay (before they become delinquent) all assessments, water, sewer and other utility charges and all other charges and encumbrances which are or may be a lien upon the Premises except for any taxes, assessments, governmental changes or levies which Assignor is contesting in good faith through appropriate proceedings and for which adequate reserves have been established;

            3.13 that Assignor will commit or permit no waste on the Premises and will keep all Improvements now or hereafter erected on the Premises in a sound condition and in a first-class state of decoration and repair;

            3.1.4 that Assignor will:

                  3.14.1 Promptly repair, restore, rebuild, replace or alter as necessary any portion of the Premises which may be damaged or destroyed by fire or other casualty, or taken by condemnation, as nearly as possible to the condition such improvements were in prior to such damage, destruction or taking, at its own cost, risk, and expense, without regard to the availability or adequacy of insurance proceeds or condemnation awards. Assignor will give the Assignee prompt notice of damage to improvements on the Premises or personal property in excess of $250,000; and

                  3.14.2 Pay when due all claims for labor and materials thereof,

            3.15 that Assignor will continuously operate the Premises in compliance with (a) all applicable laws, ordinances, rules, regulations and directions of government authorities having jurisdiction of the Premises, and
(b) the requirements of all policies of insurance on the Premises and of the national or local Boards of Fire Underwriters. Assignor will also procure, pay for and maintain all permits, licenses and other authorizations needed for the operation of such;

            3.16 that Assignor will promptly send to Assignee a copy of each notice relating to default, termination, foreclosure, or similar matters received relating to any of the Assigned Leases;

            3.17 that in the event that any payment for taxes, insurance, or other matters relating to the Premises is not paid when due the Assignee has the right (but not the obligation) in its discretion to make said payment. Any amounts paid by Assignee as a result of Assignor's failure to comply herewith, together with interest thereon at any default interest rate stated in the Notes shall be immediately due and payable by Assignor to Assignee and until paid shall be added to and become part of the principal indebtedness secured hereby, having the benefit of the lien hereby created, and of its priority, and the same may be collected as a part of said principal debt and any suit hereon or upon the Notes; and

            3.18 that Assignor will furnish to the Assignee, within ten (10) days after demand, receipted bills or other evidence satisfactory to the Assignee of payment of all premiums due on all insurance policies required to be maintained hereunder.

      4. Indemnification.

            4.1 The Assignor hereby agrees to indemnify and hold the Assignee harmless against and from (a) any and all liability, loss, damage and expense, including reasonable attorneys' fees, which it may or shall incur or which may be asserted under or in connection with this assignment or any of the Assigned Leases, or by reason of any action taken by the Assignee under any of the Obligations (including without limitation any action which the Assignee in its discretion may take to protect its interest in the Premises), and (b) any and all claims and demands whatsoever which may be incurred by or asserted against the Assignor by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants and conditions contained in any of the Assigned Leases.

            4.2 Should the Assignee incur any such liability as described in
Section 4.1, the amount thereof, together with interest thereon at the lower of the highest rate permitted by law or five percent (5%) above the rate charged on the Notes, shall be payable by the Assignor to the Assignee immediately upon demand, or at the option of the Assignee, the Assignee may reimburse itself therefor out of any rents, issues or profits of the Premises collected by the Assignee.

            4.3 Nothing contained herein shall operate or be construed to obligate the Assignee to perform any of the terms, covenants or conditions contained in any Assigned Lease, or to take any measures, legal or otherwise, to enforce collection of any of said rents or other payments, or otherwise to impose any obligation upon the Assignee with respect to any of said leases.

            4.4 Prior to actual entry into any taking possession of the Premises by the Assignee, this assignment shall not operate to place upon the Assignee any responsibility for the operation, control, care, management or repair of the Premises, and the execution of this assignment by the Assignor shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Premises is and shall be that of the Assignor prior to such actual entry and taking of possession.

      5. Exercise of Remedies. Failure of the Assignee to avail itself of any of the terms, covenants and conditions of this assignment for any period of time, or at any time or times, shall not be construed or deemed to be a waiver of any of its rights hereunder. The rights and remedies of the Assignee under this assignment are cumulative and are not in lieu of but are addition to any other rights and remedies which the Assignee shall have under or by virtue of any other of the Obligations. The rights and remedies of the Assignee hereunder may be exercised from time to time and as often as such exercise is deemed expedient.

      6. Notice. Any notice, demand, request or other communication given hereunder or in connection herewith (hereinafter "Notices") shall be deemed sufficient if in writing and sent in accordance with the notice provisions in the Loan Agreement to the party to receive such Notice at its address first set forth above, or if to a party to an Assigned Lease to its address set forth therein, or at such other address as such party may hereafter designate by Notice given in like fashion. Notwithstanding the foregoing, routine communications such as ordinary distribution checks, copies of documents, etc. may be sent by ordinary first-class mail.

      7. Miscellaneous Provisions.

            7.1 Whenever the context so requires, reference herein to the neuter gender shall include the masculine and/or feminine gender, and the singular number shall Include the plural.

            7.2 This assignment shall be construed and enforced in accordance with and _____________________________ of the State of Connecticut.

            7.3 No change, amendment, modification, cancellation or discharge hereof, or of any part hereof, shall be valid unless the Assignee shall have consented thereto in writing.

            7.4 The terms, covenants, and conditions contained herein shall inure to the benefit of, and bind the Assignee and the Assignor and their respective successors and assigns or heirs, executors, administrators, successors and assigns, as the case may be.

            7.5 The captions of this assignment are for convenience and reference only and neither in any way define, limit, or describe the scope or interest of this assignment nor in any way affect this assignment.

                             SIGNATURES ON NEXT PAGE

      IN WITNESS WHEREOF, the Assignor has caused these presents to be executed by its duly authorized officer, on the day and year first above written.

WITNESSES: NORCONN PROPERTIES, INC.


                         By:
-----------------------     -----------------------


-----------------------

STATE OF CONNECTICUT

COUNTY OF HARTFORD

      On this ____ day of _______________, 1996, at _______________, before me personally appeared ____________________, to me known and known by me to be the ____________________ of said party executing the foregoing instrument, and acknowledged said instrument by him/her then executed in his/her said capacity to be his/her free act and deed in such capacity, and free act and deed of said corporation.


      --------------------------------
      Notary Public/Comm'r of Sup. Ct.

                                    EXHIBIT A

                                Meriden Property

      A certain piece or parcel of land situated on the westerly side of Research Parkway, on the southeasterly side of Murdock Avenue and on the easterly side of Interstate Route 91 in the City of Meriden, County of New Haven and State of Connecticut and being shown on a map entitled "Final Plan Lot 10 Block 324D Resubdivision of Property of MEDWAY ASSOCIATES Research Parkway Meriden, Connecticut Date: July 28, 1981 SCALE: 1" = 40' Revisions: June 7, 1982, July 21, 1982 Angus L. McDonald & Associates, Inc. Engineers - Planners - Surveyors Old Saybrook, Connecticut DR'N D.L.S. Sheet 1 of 2 Job No. 76709" to which reference may be had, which map is on file in the Land Records of the City of Meriden, and being more particularly bounded and described as follows:

      Commencing at a point in the westerly street line of Research Parkway marked by a concrete monument which point is due south of the intersection of Murdock Avenue and Research Parkway and is at the northeasterly corner of the premises herein described, thence running in a southerly direction along said Research Parkway S00(degree)00'17"E for a distance of 790.48 feet to an iron pipe; thence running in a westerly direction along other land now or formerly of Medway Associates S89(degree)59'43"W for a distance of 379.11 feet to an iron pipe; thence running in a northerly direction along land of the State of Connecticut and a non-access highway line N01(degree)40'30"W for a distance of
329.55 feet to a Connecticut Department of Transportation concrete monument; thence continuing in a northerly direction in a curve to the right having a radius of 5879.58 feet for a distance of 230.82 feet to an iron pipe; thence running along the southeasterly street line of said Murdock Avenue in a northeasterly direction N39(degree)38'53"E for a distance of 382.11 feet to an iron pipe; thence running in an easterly direction along land of the City of Meriden S67(degree)49'24"E for a distance of 168.61 feet to the point and place of beginning.

      Said premises contain 6.75 acres, more or less.

      Together with the right to use the access drive from Research Parkway to the premises as shown on said map.

      Being the same premises conveyed to Venture IV Limited Partnership by The FIP Corporation by warranty deed dated May 12, 1983, recorded in Volume 1037, Page 78 of the Meriden Land Records.

      Together also with all of the right, title and interest, if any, of Venture IV Limited Partnership in and to Research Parkway.

                                    EXHIBIT A

                              East Windsor Property

      All those certain pieces or parcels of land shown on a map entitled "BOUNDARY SURVEY PREPARED FOR NORRCONN PROPERTIES, INC. PROPERTY LOCATED AT PROSPECT HILL ROAD (ROUTE NO. 5) FAST WINDSOR, CONNECTICUT DATE 5-25-93 REV. 6-4-93 AND REV. 6-10-93 SCALE 1' = 60'" prepared by Sargis Associates, Inc., which map is to be filed in the Office of the Town Clerk of the Town of East Windsor. Said parcels are more particularly bounded and described as follows:

PARCEL ONE:

      Commencing at a point marked by an iron pin found located on the easterly boundary line of Prospect Hill Road, said point being the southwest corner of the within-described parcel; thence N 17(degree) 20' 32" E 170.55 feet to a point marked by a CHD monument found; thence N 17(degree) 20' 32" E 185.72 feet to a point; thence N 80(degree) 07' 06" E 305.91 feet to a point, thence S 09(degree) 51' 27" E 316.62 feet to a point marked by an iron pipe found; thence S 80(degree) 05' 45" W 468.76 feet to a point marked by an iron pin found, which point marks the southwest corner of the within-described parcel and the point and place of beginning.

      Said parcel contains 122,670 square feet or 2.816 acres.

PARCEL TWO:

      Commencing at a point marked by an iron pin found located on the easterly boundary line of Prospect Hill Road, which point marks a northwest corner of the within-described parcel; thence N 80(degree) 05' 45" E 468.76 feet to a point marked by an iron pipe found; thence N 09(degree) 51' 27" W 316.62 feet to a point; thence N 80(degree) 07' 06" E196.18 feet to a point, which point marks a northeast corner of the within-described parcel; thence S 09(degree) 51' 02" E
424.14 feet to a point; thence N 80(degree) 08' 58" E 94.21 feet to a point; thence S 09(degree) 51' 02" E 191.38 feet to a point; thence N 78(degree) 26' 36" E 325.14 feet to a point; thence N 09(degree) 51' 02" W 182.34 feet to a point; thence N 80(degree) 08' 58" E 341.88 feet to a point, which point marks the most northeast corner of the within-described parcel; thence S 04(degree) 02' 09" E 174.37 feet to a point, which point marks a southeast corner of the within-described parcel; thence S 79(degree) 26' 07" W 269.64 feet to a point; thence S 10(degree)46' 10" E 100.00 feet to a point marked by a brownstone monument found, which point marks a southeast corner of the within-described parcel; thence S 79(degree) 26' 07" W 814.16 feet to a point marked by a brownstone monument found; thence S 88(degree)47' 59" W 330.50 feet to a point; thence S 88(degree) 00' 59" W 165.19 feet to a point, which point marks the southwest corner of the within-described parcel; thence N 07(degree)03' 32" E
3.70 feet to a point marked by a CHD monument found; thence N 17(degree)20' 32" E 356.89 feet to a point marked by an iron pin found, which point marks a northwest corner of the within-described parcel and the point and place of beginning.

      Said parcel contains 463,870 square feet or 10.649 acres.

      Together with (1) a non-exclusive easement and right-of-way for all purposes for which a public highway may be used, over a certain parcel of land shown as Parcel "D" on the map entitled "Property Map For MMH Associates, Prospect Hill Road, East Windsor, Connecticut Scale 1" = 100', April 1986, Zone M-1", prepared by Davis Surveying, Simsbury, Conn., on file as Map No. 2817 in Volume 24, Page 49 in the Town Clerk's Office of the Town of East Windsor; and
(2) non-exclusive drainage rights through drainage facilities presently located on Parcels "D" and "E" as shown on said Map No. 2817 and through any replacements of such drainage facilities, all as described in a certain deed from CT-NOVA PROPERTIES, INC. to NORCONN PROPERTIES, INC., dated June 28, 1993, recorded June 28, 1993 at 3:17 p.m. in the East Windsor Land Records.

                                    GUARANTY

      THIS GUARANTY is made as of the first day of February, 1996, by YANKEE ENERGY SYSTEM, INC., a Connecticut corporation with a principal office at 599 Research Parkway, Meriden, Connecticut 06450 ("Guarantor"), to and with FLEET NATIONAL BANK OF CONNECTICUT, a national banking association, having an office at 777 Main Street, Hartford, Connecticut 06103 ("Lender").

                                WITNESSETH THAT:

      WHEREAS, contemporaneously herewith subject to certain terms and conditions, Lender has agreed to loan to NorConn Properties, Inc., a Connecticut corporation ("Borrower") the principal sum of Six Million Dollars ($6,000,000), which is to be repaid with interest in accordance with the terms of the certain promissory note of even date herewith in the original principal amount of $4,000,000 (the "Series A Note") and the promissory note of even date herewith in the original principal amount of $2,000,000 (the "Series B Note") each issued by the Borrower to the Lender (collectively, the "Notes") in said principal sum; and

      WHEREAS, Guarantor is the parent corporation of Borrower and thus Guarantor has a substantial interest in Borrower; and

      WHEREAS, Lender has advised Guarantor that it will not enter into the aforesaid loan transaction with Borrower unless, among other matters, all of the obligations of Borrower under the Notes and certain other agreements as hereinafter provided, including without limitation the punctual payment of both principal and interest to be paid, are guaranteed by Guarantor; and

      WHEREAS, Guarantor is willing and has agreed to guarantee the payment of the aforesaid obligations as hereinafter provided.

      NOW, THEREFORE, in order to induce Lender to enter into the aforesaid loan transactions and to make said loan of $6,000,000 to Borrower and in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Guarantor agrees as follows:

      1. Guarantor, as primary obligor and not merely as a surety, hereby unconditionally and irrevocably guarantees: (1) the due and punctual payment in full (and not merely the collectibility) of the principal of the Notes and the interest thereon, in each case when due and payable, according to the terms of the Notes, whether at stated maturity, by reason of acceleration or otherwise;
(ii) the due and punctual payment in full (and not merely the collectibility) of all other sums and charges which may at any time be due and payable in accordance with, or under the terms of, the Notes, whether at stated maturity, by reason of acceleration or otherwise; (iii) the accuracy of the representations and warranties made by the Borrower in that certain Term Loan Agreement of even date between the Lender and the Borrower (the "Loan Agreement"), and (iv) the demand punctual performance and observance of all of the other terms, covenants and conditions contained in the Notes, the Loan Agreement and any other security instruments and agreements relating to the Notes now or hereafter existing, on the part of Borrower to be performed or observed (collectively the Notes, the Loan Agreement, all security instruments and all related agreements are collectively referred to herein as the "Loan Documents").

      2. Guarantor expressly agrees that Lender may, in its sole and absolute discretion, without notice to or further assent of Guarantor and without in any way releasing, affecting or impairing the obligations and liabilities of Guarantor hereunder: (i) waive compliance with, or any default under, or grant any other indulgences with respect to, the Loan Documents; (ii) modify, amend or change any provisions of the Loan Documents; (iii) grant extensions or renewals of or with respect to the Loan Documents, and/or effect any release, compromise or settlement in connection therewith; (iv) agree to the substitution, exchange, release or other disposition of all or any part of the collateral securing the Notes; (v) make advances for the purpose of performing any term or covenant contained in the Loan Documents, with respect to which Borrower shall be in default (vi) assign or otherwise transfer the Loan Documents including without limitation this guaranty, or any interest therein; and (vii) deal in all respects with Borrower as if this guaranty were not in effect. The obligations of Guarantor under this guaranty shall be unconditional, irrespective of the genuineness, validity, regularity, enforceability, or priority of the Loan Documents or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

      3. The liability of Guarantor under this guaranty shall be primary, direct and immediate and not conditional or contingent upon pursuit by Lender of any remedies it may have against Borrower or any other party with respect to the Loan Documents, whether pursuant to the terms thereof or otherwise. No exercise or nonexercise by Lender of any right given to it hereunder or under the Loan Documents, and no change, impairment or suspension of any right or remedy of Lender shall in any way affect any of Guarantor's obligations hereunder or give Guarantor any recourse against Lender. Without limiting the generality of the foregoing, Lender shall not be required to make any demand on Borrower and/or any other party, or otherwise pursue or exhaust its remedies against Borrower or any other party, before, simultaneously with or after, enforcing its rights and remedies hereunder against Guarantor. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor, either in the same action, if any, brought against Borrower and/or any other party, or in separate actions, as often as Lender, in its sole discretion, may deem advisable.

      4. Guarantor hereby expressly waives: (i) diligence, presentment and demand for payment and protest of nonpayment; (ii) notice of acceptance of this guaranty and of presentment, demand and protest; (iii) notice of any default hereunder or under the Loan Documents and of all indulgences; (iv) demand for observance or performance of, or enforcement of, any terms or provisions of this guaranty or the Loan Documents (v) all other notices and demands otherwise required by law which Guarantor may lawfully waive; (vi) the right to assert in any action or proceeding hereupon by Lender any setoff, counterclaim or other claim which it may have against Lender or Borrower; (vii) all rights of indemnity, reimbursement, contribution, and subrogation from the Borrower, and
(viii) the benefit of all other principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof.

      5. If Guarantor shall advance any sums to Borrower or its successors or assigns, or if Borrower or its successors or assigns shall be or shall hereafter become indebted to Guarantor such sums and indebtedness shall be subordinate in all respects to the amounts then or thereafter due and owing to Lender. Nothing herein contained shall be construed to give Guarantor any right of subrogation in and to the rights of Lender under the Loan Documents until all amounts owing to Lender under the Loan Documents have been paid in full.

      6. Any notice, demand, request or other communication given hereunder or in connection herewith (hereinafter "Notices") shall be deemed sufficient if in writing and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to receive such Notice at its address first above set forth or at such other address as such party may hereafter designate by Notice given in like fashion. Notices shall be deemed given when mailed.

      7. Any payments made by Guarantor under the provisions of this guaranty shall, if made to Lender be made at its principal office at its address first set forth above, unless some other address is hereafter designated by Lender.

      8. All rights and remedies afforded to Lender by reason of this guaranty and the Loan Documents, or by law are separate and cumulative and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights or remedies. No delay or omission by Lender in exercising any such right or remedy shall operate as a waiver thereof. No waiver of any rights and remedies hereunder, and no modification or amendment hereof, shall be deemed made by Lender unless in writing and duly executed. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy of Lender, and no single or partial exercise of any right or remedy hereunder shall preclude further exercise of any other right or remedy.

      9. The obligations of Guarantor to make payment in accordance with the terms of this guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower or its estate in bankruptcy or reorganization resulting from the operation of any present or future provision of the Federal Bankruptcy Act or other statute or from the decision of any court. Guarantor agrees that in the event any amounts referred to herein are paid in whole or in part by Borrower or by Guarantor, Guarantor's liability hereunder shall continue and remain in full force and effect in the event that all or any part of any such payment is recovered from Lender as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. Guarantor further agrees that this guaranty includes the costs incurred by the Lender in defending any claim or suit seeking such recovery.

      10. Guarantor hereby covenants and agrees to maintain the ratio of its common shareholders' equity to total capitalization of at least 37.50%, as set forth in Guarantor's annual consolidated balance sheet supplied by Guarantor in accordance with Paragraph 11 below and determined in accordance with generally accepted accounting principles ("GAAP"), consistently applied.

      11. Guarantor hereby covenants and agrees that Guarantor will, at Guarantor's expense, deliver to Lender (a) within ninety days after the close of each of Guarantor's fiscal years, annual consolidated financial statements in form and substance satisfactory to Lender, audited by independent certified public accounts acceptable to Lender, and (b) within forty-five (45) days after the end of each of Guarantor's fiscal quarters, quarterly consolidated financial statements in form and substance satisfactory to Lender, each of which shall accurately reflect all changes in Guarantor's Net Worth for the period covered thereby and shall be prepared in accordance with GAAP, consistently applied. Guarantor hereby represents and warrants that (i) the financial statements that were delivered to Lender as an inducement to the making of the loan are correct and complete, do not omit any material information and fairly present the financial position of Guarantor as of the date or dates of such financial statements, (ii) since such date or dates there has been no material adverse change in the financial position of Guarantor, and (iii) the Guarantor is not in default under any material obligation or agreement or a party to any pending or threatened litigation or proceeding which would have a materially adverse effect on Guarantor or corporation.

      12. Guarantor represents and warrants that Guarantor is not now insolvent and Guarantor's obligations under this Guaranty do not render Guarantor insolvent; Guarantor is not contemplating either the filing of a petition by Guarantor under any state or federal bankruptcy or insolvency laws or the liquidating of all or a major portion of Guarantor's property, and Guarantor has no knowledge of any person contemplating the filing of any such petition against Guarantor.

      13. GUARANTOR, TO THE EXTENT THAT GUARANTOR MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CONNECTICUT AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF CONNECTICUT, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF GUARANTOR'S OBLIGATIONS UNDER OR WITH RESPECT TO THIS GUARANTY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS GUARANTOR MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS. GUARANTOR ALSO WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AND AGREES THAT IN THE EVENT THIS GUARANTY SHALL BE ENFORCED BY SUIT OR OTHERWISE, OR IF LENDER SHALL EXERCISE OR ENDEAVOR TO EXERCISE ANY OF ITS REMEDIES UNDER THE LOAN DOCUMENTS, GUARANTOR WILL REIMBURSE LENDER, UPON DEMAND, FOR ALL EXPENSES AND DAMAGES INCURRED IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES

      14. GUARANTOR ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THE NOTES AND SECURED BY THIS GUARANTY IS A COMMERCIAL TRANSACTION AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ANY RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR OTHER STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZE LENDER'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

      15. This guaranty shall be construed in accordance with the laws of the State of Connecticut.

      16. This guaranty shall inure to the benefit of, and be enforceable by, Lender and its successors and assigns, and shall be binding upon, and enforceable against, Guarantor and Guarantor's heirs, successors and assigns.

      17. In case any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been included.

                           NEXT PAGE IS SIGNATURE PAGE

      IN WITNESS WHEREOF, Guarantor has executed this guaranty as of the day and year first above written.

      YANKEE ENERGY SYSTEM, INC.


      By:
         ----------------------
                               Name:
                               Its:
                               Duly authorized

                              ATTORNMENT AGREEMENT

      This Agreement is made as of the 1st day of February, 1996, between Fleet National Bank of Connecticut, a national banking association having a place of business at 777 Main Street, Hartford, Connecticut 06103 ("Lender"), NorConn Properties, Inc., a Connecticut corporation having a place of business at 599 Research Parkway, Meriden, Connecticut 06450 ("Landlord" or "Borrower"), and Yankee Gas Services Company, a Connecticut corporation having a place of business at 599 Research Parkway, Meriden, Connecticut 06450 ("Tenant").

                             Introductory Provisions

      A. Lender is relying on this Agreement as an inducement to Lender in making and maintaining a loan ("Loan") secured by, among other things, a Collateral Assignment of Leases and Rents dated as of February 1, 1996 (the "Assignment") given by Borrower covering property commonly known as and numbered 599 Research Parkway in Meriden, Connecticut and 112 Prospect Hill Road in East Windsor, Connecticut (collectively, the "Property"), which Assignment, including legal descriptions of the Property, is recorded immediately prior to this Agreement in the Meriden Land Records and the East Windsor Land Records, respectively.

      B. Tenant is the holder of and tenant under those certain leases (collectively the "Leases" and each individually a "Lease") dated as of October 1, 1990 and July 1, 1994, respectively, made with Landlord, covering certain premises (the "Premises") at the Property as more particularly described in each such Lease.

      C. Lender, Landlord, and Tenant desire to confirm their understanding with respect to the Assignment and the Leases.

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the understanding by Tenant that Lender will rely hereon in making and maintaining the Loan, Lender, Landlord, and Tenant agree as follows:

      1. Attornment and Certificates. Tenant acknowledges that it has notice that the Leases and the rent and all sums due thereunder have been assigned to Lender as part of the security for the Loan secured by the Assignment. In the event of any Event of Default under that certain Term Loan Agreement between Borrower and Lender dated as of February 1, 1996 (the "Loan Agreement") or that certain promissory note of even date herewith in the original principal amount of $4,000,000 (the "Series A Note") and that certain promissory note of even date herewith in the original principal amount of $2,000,000 (the "Series B Note") (collectively, the "Notes") each executed by Borrower and delivered to Lender dated February 1, 1996 in the original principal amount of $6,000,000, or any default under the Assignment beyond any applicable cure periods, in the event the Lender notifies Tenant of such an Event of Default or default and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that it shall attorn to the Lender and will honor such demand and pay its rent and all other sums due under the Lease to the Lender. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of any holder(s) of any of the indebtedness or other obligations secured by the Assignment, (a) any instrument or certificate which, in the reasonable judgment of such holder(s), may be necessary or appropriate to evidence such attornment, and (b) an instrument or certificate regarding the status of the Leases, consisting of statements, if true (and if not true, specifying in what respect), (i) that each Lease is in full force and effect, (ii) the date through which rentals have been paid, (iii) the duration and date of the commencement of the term of each Lease, (iv) the nature of any amendments or modifications to each Lease, (v) that no default, or state of facts, which with the passage of time, or notice, or both, would constitute a default, exists on the part of either party to each Lease, and (vi) the dates on which payments of additional rent, if any, are due under each Lease.

      2. Notice and Right to Cure. Tenant agrees to provide Lender with a copy of each notice of default given to Landlord under the Leases, at the same time as such notice of default is given to the Landlord, and that in the event of any default by the Landlord under the Leases, Tenant will take no action to terminate the Leases (a) if the default is not curable by Lender (so long as the default does not interfere with Tenant's use and occupation of the Premises), or
(b) if the default is curable by Lender, unless the default remains uncured for a period of thirty (30) days after written notice thereof shall have been mailed, postage prepaid, to Landlord at Landlord's address, and to Lender at its address in accordance with the provisions of Section 3 below; provided, however, that if any such default is such that it reasonably cannot be cured within said thirty-day period, such period shall be extended for such additional period of time as shall be reasonably necessary (including, without limitation, a reasonable period of time to obtain the appointment of a receiver for the Property), if Lender gives Tenant written notice of Lender's election to undertake the cure of the default and if curative action (including, without limitation, action to obtain possession and foreclose) is instituted within a reasonable period of time and is thereafter diligently pursued. Lender shall have no obligation to cure any default under the Lease.

      3. Notices. Any notice or communication required or permitted hereunder shall be in writing, and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, to the applicable party at the addresses set forth below, or by facsimile transmission (including, without limitation, computer generated facsimile), promptly confirmed in writing sent by first class mail, to the FAX numbers and addresses set forth below.

      If to Lender

            Fleet National Bank of Connecticut
            777 Main Street
            Hartford, Connecticut 06103
            Attention: Suresh V. Chivukula, Vice President
            FAX No.: (860) 244-6038

      With a copy to:

            Justin M. Sullivan, Esquire
            Edwards & Angell
            750 Main Street Hartford, Connecticut 06103
            FAX No.: (860) 547-1035

      If to Borrower:

            NorConn Properties, Inc.
            599 Research Parkway
            Meriden, Connecticut 06450
            Attention: Treasurer
            FAX No.: (203) 639-4011

      With a copy to:

            Scott Murphy, Esquire
            Shipman &d Goodwin
            One American Row
            Hartford, Connecticut 06103
            FAX No.: (860) 251-5999

      If to Tenant:

            Yankee Gas Services Company
            599 Research Parkway
            Meriden, Connecticut 06450
            Attention: Treasurer
            Fax No. (203) 639-4011

      With a copy to:

            Scott Murphy, Esquire
            Shipman & Goodwin
            One American Row
            Hartford, Connecticut 06103
            Fax No. (860) 251-5999

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices and correspondence shall be deemed given upon the earliest to occur of (i) actual receipt, (ii) if sent by certified or registered mail, three (3) Business Days after being postmarked, (iii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused or (iv) if sent by facsimile transmission, when receipt of such transmission is acknowledged.

      4. No Oral Change. This Agreement may not be modified orally or in any mariner than by an agreement in writing signed by the parties hereto or their respective successors in interest.

      5. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns.

      6. No Amendment or Cancellation of Lease. So long as the Assignment remains undischarged of record, Tenant shall not amend or modify in any material respect or cancel the Lease, or consent to an amendment or modification in any material respect or cancellation of the Lease, or agree to subordinate the Lease to any mortgage, without Lenders prior written consent in each instance.

                           NEXT PAGE IS SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WITNESSES: LENDER:


                        FLEET NATIONAL BANK OF CONNECTICUT
------------------------


                        By:
------------------------   ------------------------
                                          Suresh V. Chivukula
                                          Vice President

      TENANT:


                        YANKEE GAS
------------------------
        SERVICES COMPANY


                        By:
------------------------   ------------------------
                                          Name:
                                          Title:

STATE OF CONNECTICUT

COUNTY OF

      On this ____ day of _____________, 1996, _______________, before me personally appeared Suresh V. Chivukula, to me known and known by me to be a Vice President of Fleet National Bank of Connecticut, the party executing the foregoing instrument, and acknowledged said instrument by him then executed in his said capacity to be his free act and deed in such capacity, and free act and deed of said bank.


      ---------------------------
      Notary Public/Comm'r of Sup. Ct.

STATE OF CONNECTICUT

COUNTY OF

      On this ____ day of _____________, 1996, at _______________, before me personally appeared ____________________, to me known and known by me to be the _____________ of Yankee Energy System, Inc., the party executing the foregoing instrument, and acknowledged said instrument by him/her then executed in his/her said capacity to be his/her free act and deed in such capacity, and free act and deed of said corporation.


      --------------------------------
      Notary Public/Comm'r of Sup. Ct.

      NorConn Properties, Inc., as Landlord under the Lease, and Borrower under the Assignment, the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), agrees for itself and its successors and assigns that:

            1. The above agreement does not:

                  (a) constitute a waiver by Lender of any of its rights under the Assignment or any of the other Loan Documents; or

                  (b) in any way release Borrower from its obligations to comply with the terms, provisions, conditions, covenants and agreements and clauses of the Assignment and other Loan Documents;

            2. The provisions of the Assignment remain in full force and effect and must be complied with by the Borrower; and

            3. Following an Event of Default under the Loan Agreement or the Note or a default beyond applicable grace periods under the Assignment, Tenant may pay all rent and other sums due under the Lease to Lender as provided for above.

WITNESSES: NORCONN PROPERTIES, INC.


                        By:
------------------------   ------------------------


------------------------

STATE OF CONNECTICUT

COUNTY OF

      On this ____ day of _____________, 1996, at _______________, before me personally appeared ____________________, to me known and known by me to be the _____________ of said party executing the foregoing instrument, and acknowledged said instrument by him/her then executed in his/her said capacity to be his/her free act and deed in such capacity, and free act and deed of said corporation.


      --------------------------------
      Notary Public/Comm'r of Sup. Ct.